Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES ANNOUNCES ACQUISITION OF TALENTHERDER

Pennsauken, NJ – October 11, 2022 – RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced the purchase of TalentHerder, a leading talent acquisition services company.

The acquisition will bolster RCM’s existing capabilities by expanding its recruitment process outsourcing (“RPO”) service footprint, enhancing the company's candidate sourcing reach, and enabling RCM's in-house recruiting team to respond more rapidly to client needs.

William Gargano, Senior Vice President of Life Sciences & IT, commented, “The dynamically changing labor and economic markets have posed many challenges for companies in attracting and retaining skilled talent. These challenges are particularly acute in rapidly growing organizations. TalentHerder brings a unique approach to finding high-impact talent. Chris and his team have developed a proven method and track record in filling these hard-to-find roles. With the addition of TalentHerder, RCM now offers one of the industry's most flexible, dynamic, and proven RPO programs.”

Founded in 2017, TalentHerder's mission is to bridge the gap between in-house and external recruiting, specializing in high-growth companies. It works with clients to help identify and hire top-quality talent across all critical functions, enabling companies to scale teams quickly, efficiently, and cost-effectively. TalentHerder’s proven recruitment processes can help scale both in-person and remote working environments for companies across the globe.

Chris Adams, CEO of TalentHerder, added, “I am excited to bring the TalentHerder team to RCM. I view the transaction as a critical step toward becoming a leader in the RPO space. Joining RCM will allow us to offer more resources to our clients and more opportunities to our employees.”

“The ability to efficiently scale a highly skilled labor force is a competitive advantage in today’s market,” said Bradley Vizi, Executive Chairman of RCM Technologies. “The acquisition of TalentHerder enhances our RPO offering through complementary industry and geographic focus, propelling our efforts to the next level.”

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should," "are confident" or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the company's services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the company's actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.